Exhibit 3.1

AMENDED AND RESTATED
Certificate of Incorporation of

Orange County Bancorp, Inc.

The Undersigned, for the purpose of organizing a corporation pursuant to Section 102 of the Delaware General Corporation Law, does hereby certify that the Certificate of Incorporation of Orange County Bancorp, Inc. was duly adopted in accordance with the provisions of Section 102 of the Delaware General Corporation Law and further certifies as follows:

ARTICLE I

NAME OF CORPORATION

The name of the corporation is Orange County Bancorp, Inc. (the "Corporation").

ARTICLE H

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is 15,000,000 shares, all of which shall be common stock, par value $0.50 per share.

ARTICLE V

BOARD OF DIRECTORS

Section 1. Number of Directors. The number of directors of the Corporation shall be determined as provided in the Bylaws of the Corporation, but shall not be less than five nor more than 13.

Section 2. Classification of Board. The directors of the Corporation shall be divided into three classes with respect to term of office, each class to contain, as near as possible, one- third of the entire number of the Board, with the terms of office of one class expiring each successive year. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to serve until the annual meeting of stockholders held three years thereafter and until their successors are elected and qualified.

Section3. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VI

INFORMAL ACTION BY STOCKHOLDERS

Any action required to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.

ARTICLE VII

BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. However, any bylaw so adopted or amended by the Board of Directors may be repealed, and any bylaw so repealed by the Board of Directors may be reinstated, by vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote, in which case the Board of Directors shall not thereafter take any action with respect to the Bylaws which is inconsistent with the action so taken by the stockholders.

ARTICLE VIII

NOTICES

The name and mailing address of the incorporator of this Corporation is:

Stephanie G. Nygard, Esq.

Thacher Proffitt & Wood LLP

Two World Financial Center

New York, New York 10282

ARTICLE IX

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

A. (1) Except as otherwise expressly provided in this Article IX, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

(a)                   any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

(b)                   any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other capital device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

(c)                   any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

(d)                   any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

(e)                   the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

(f)                    the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

(g)                   any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

(h)                   any agreement, contract or other arrangement providing for any of the transactions described in this Article.

(2)    Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

(3)     The term "Business Combination" as used in this Article IX shall mean any transaction which is referred to in any one or more of subparagraphs A(l)(a) through (h) above.

B.           The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

C.            For the purposes of this Article IX the following definitions apply:

(1)                 The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), ''beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

(2)                  The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

(3)                  The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

(4)                  The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

D.                Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation's voting stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Corporation's voting stock, voting together as a single class, shall be required to alter, amend or repeal this Article IX.

ARTICLE X

LIMITATION ON LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation's voting stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Corporation's voting stock, voting together as a single class, shall be required to alter, amend or repeal this Article X. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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